[Cartoon's Graphic Identifier]

CARTOON ACQUISITION, INC.

POST OFFICE BOX 202 WYOMING, NEW YORK 14591-0202 TELEPHONE (585) 495-9923 TELECOPIER (585) 495-9923

April 22, 2006

Burt M. Arnold President Burt Martin Arnold Securities, Inc. Fka BMA SECURITIES Suite 100 608 Silver Spur Road Rolling Hills Estates, California 90274

Subject:	Cartoon Acquisition, Inc.,
Securities and Exchange Commission File No. 000-50411
Form 211 Information

Dear Mr. Arnold:

     This letter contains information that is being submitted to the addressee in furtherance of the understanding by Cartoon Acquisition, Inc., a United States corporation organized under the laws of the State of Delaware ("Cartoon"); whereby Burt Martin Arnold Securities, Inc., a California corporation, fictitiously doing business as BMA Securities, N. A. S. D. CRD No. 108219 ("BMA"), subject to the final decision of its Form 211 Committee, and acting on its own accord, desires to sponsor Cartoon in its efforts to initiate a quotation on the Electronic Quotation Service (the "Pink Sheets"), to be followed by an initial quotation on the Over-the-Counter Bulletin Board ("OTCBB"), by "piggyback" exception, upon Cartoon's subsequent qualification thereon (the "Understanding").

     In an effort to aid your firm to prepare Cartoon's Form 211, should your Form 211 Committee elect to sponsor Cartoon's initial quotation on the Pink Sheets and/or on the OTCBB, I am submitting certain information hereinbelow that will either inform you of the information required to be included on the Form 211 or to provide you with an explanation of why Cartoon is unable to provide you with the information, as follows:

Part 1 - Issuer and Security Information.
1.	Name of Issuer:	Cartoon Acquisition, Inc.
2.	Address of Principal Executive Offices:	One East Main Street
Suite 610
Rochester, New York 14614-1880

BMA Securities, April 22, 2006, Page 1 of 4

	Telephone Number:	(585) 495-9923
4.	State of Incorporation:	Delaware
	Country of Incorporation:	U. S. A.
5.	Title and Class of Security to be Quoted:	Common Stock (1)

[(1) Cartoon only has one class of common stock, which is undesignated, and, of its common stock, Cartoon has not distinguished the issuance of any of those shares by any series or other designation.]

6. Symbol of Security:

None (2)

[(2) Cartoon has never had its common stock quoted, on an unsolicited bid, or gray market, basis, or otherwise, from the date of its inception.]

CUSIP:

Not Available (3)

[(3) On November 25, 2005, Cartoon entered into a share exchange and/or merger agreement with Diamine Tech Group, Inc., a Delaware corporation. That transaction provided Cartoon with approximately 418 shareholders. As Cartoon has not completed its annual report on Form 10-KSB for year ended December 31, 2005, this transaction does not appear on any other document; moreover, due to Cartoon's limitations on its working capital, the Board of Directors has not caused its stock transfer agent to issue new shares covering that transaction, although, that action is expected to occur during the week ending April 28, 2006. As a part of that transaction, it is the responsibility of Cartoon's stock transfer agent to obtain the CUSIP for Cartoon's common stock.

I predict this will be available to you no later than May 3, 2006.]

7.	Par or Stated Value of Security: $0.001 par value per share

8.	Total Securities Outstanding as at December 31, 2005: 10,279,216 shares held by 421 holders

9.	Name and Address of Transfer Agent: Olde Monmouth Stock Transfer Co., Inc.
200 Memorial Parkway, Atlantic Highlands, New Jersey 07716
Telephone: (732) 872-2727

10.	Price of Initial Quotation Entry: (4)

[(4) I have not calculated this figure and would rely on your firm's input on this matter. Because Cartoon recently acquired its tangible operating assets, which consists of two residential income properties, one in Florida and one in New York, for which Cartoon owes $280,000, it would be irresponsible of me to state an estimate of the actual value to Cartoon of these assets at this time.

While Cartoon expects to derive income from these properties, and, as Cartoon acquired these properties below fair market value, Cartoon will continue to show an operating loss on its various financial statements and may continue to post a stockholder's deficiency on its financials. In other words, I would be uncertain as to the basis upon which to determine the bid and ask prices of the Cartoon common stock and the specific factors considered to make such determinations.]

BMA Securities, April 22, 2006, Page 2 of 4

Part 2 - Required Issuer Information.

Recent Offerings. (Item numbers used hereinbelow correlate with the response numbers on the Form 211 Application.)

(a)(1)	None.

(a)(2)	None.

(a)(3)	Cartoon is a reporting company and is obligated to file reports with the Commission under
Section 13(a) of the Securities Exchange Act. Ordinarily, the reports that would be required to accompany your Form 211 Application to the NASD would be the following:

  Cartoon's Annual Report on Form 10-KSB for year ended December 31, 2005.
  Cartoon's Quarterly Report on Form 1-QSB for the period ended March 31, 2006.
  Cartoon's Form 8-K Current Report dated April 10, 2006.
(The Form 8-K dated April 10, 2006 indicates Cartoon's acquisition of tangible assets, and reflects its notification to the Commission that it is no longer a "blank check" or "shell" company.)
I expect to be able to provide you with these reports no later than May 26, 2006. The accounting information has been remanded to our non-certifying accountant last week and, most likely, will be delivered to our certifying accountant by the coming week's end.
(a)(4)	Not Applicable.
(a)(5)	Not Applicable.
Part 3 - Supplemental Information.
(b(1)	(To be completed by your firm.)
(b)(2)	"No" or Not Applicable.
(b)(3)	None.
Part 4 - Certification.
(To be completed by your firm.)
Form 211 Addendum.
Fiscal Year End Date:	12/31/2005
Date of Incorporation:	09/25/2003
State or Country of Incorporation:	Delaware, U. S. A.
Standard Industrial Classification Code:	6519 (Lessors of Real Property, Not Elsewhere Classified)
1.	EDGAR Filer:	Yes.
CIK No.	0001265869
2.	Not Applicable.

BMA Securities, April 22, 2006, Page 3 of 4

     I realize the Commission has made significant strides over the past 10 years to eliminate "blank check" and/or "shell" companies, and, the Commission has also introduced regulations to "weed out" reporting companies that have been and are delinquent in their reports, I believe that Cartoon has worked well with the Commission to remedy its filing delinquencies under Section 13(a) of the Securities Exchange Act and has distinguished itself from "blank check" status by having acquired tangible, bona fide assets.

     While I am unfamiliar with the requirements of a broker-dealer making market on any given issuer's securities, I was under the impression that Cartoon may be able to qualify for an initial quotation on the Pink Sheets and, thereafter when its reports became current, it would qualify by piggyback exception to be able to quote its common stock on the OTCBB.

     I have assumed that Cartoon's status as a reporting company, and by the filing of its most recent reports discussed hereinabove, will automatically waiver the NASD's requirement for Cartoon to submit an Information Statement pursuant to Rule 15c2-11 in order to initiate the quotation of its securities on any electronic intermediary quotation system.

     If I have been mistaken on any of my assumptions or conclusions hereinabove, or in any other case, I will await your decision or further instruction in this regard. Please don't hesitate to contact me at (585) 495-9923 for additional information.

Very truly yours,

CARTOON ACQUISITION, INC.

/s/ Randolph S. Hudson

Randolph S. Hudson
President

cc:	Stephen D. Rogoff, Esq.
Michael T. Studer, C,. P. A.
John J. Marchaesi, C. P. A.

BMA Securities, April 22, 2006, Page 4 of 4